UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2008

TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33402	72-1252405
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 2 to Form 8-K (“Amendment No. 2”) amends the Current Report on Form 8-K (File No. 001-33402) filed by Trico Marine Services, Inc. (the “Company”) under Items 1.01, 2.03, 3.02, 7.01 and 9.01 on May 16, 2008 (the “Initial Report”), as amended by Form 8-K/A (Amendment No. 1) (“Amendment No. 1”) filed by the Company on May 19, 2008. Amendment No. 2 is being filed to amend Item 3.02 of the Initial Report to include the maximum number of shares of the Company’s common stock issuable upon conversion of the $300.0 million aggregate principal amount of the Company’s 6.50% Senior Convertible Debentures due 2028 (the “Debentures”) issued on May 16, 2008. Other than Item 3.02, none of the other information contained in the Initial Report, as amended by Amendment No. 1, has been revised or amended and all other items and exhibits from the Initial Report, as amended by Amendment No. 1, are incorporated by reference into this Amendment No. 2.

Item 3.02	Unregistered Sales of Equity Securities.
The maximum number of shares of Common Stock that may be issued through the conversion of the Debentures is 7,422,069 shares, subject to anti-dilution adjustments.
The information included in Item 3.02 of the Initial Report is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
Date: December 5, 2008	By:	/s/ Rishi A. Varma
		Name:	Rishi A. Varma
		Title:	Chief Administrative Officer, Vice President and General Counsel

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